Exhibit 10.49

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”), made as of March 23, 2012 and effective as of December 31, 2011, by and between LAPOLLA INDUSTRIES, INC., a Delaware corporation (the “Company”) and MICHAEL T. ADAMS (the “Executive”).

WHEREAS, the parties have previously entered into an Executive Employment Agreement effective May 18, 2009, as amended from time to time (collectively the “Existing Agreement”); and

WHEREAS, the parties desire to amend the Existing Agreement and enter into this Amendment to: (a) extend the Employment Term for an additional three (3) years; (b) add fixed bonus of $5,000 at the end of each calendar year, which is in addition to any other bonus consideration provided to Executive; (c) adjust annual base salary on January 1, 2013, based on Executive’s performance and the profitability of the Company for the 2012 calendar year; and (d) increase severance to twelve (12) months in case of involuntary termination of employment by the Company or termination due to death or disability based on Executive’s long term employment with the Company.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.      EFFECTIVE DATE. Except as otherwise expressly provided to the contrary, this Amendment shall be effective as of December 31, 2011.

2.      SECTION 2 OF THE EXISTING AGREEMENT, “EMPLOYMENT TERM”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

“2.           EMPLOYMENT TERM.  Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment for a period beginning on the Effective Date and ending December 31, 2014, unless sooner terminated in accordance with Section 6 hereof (“Employment Term”).”

2.      SECTION 4.1 OF SECTION 4 OF THE EXISTING AGREEMENT, “COMPENSATION AND RELATED MATTERS”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

"4.1    Base Compensation. Executive shall receive an annual base salary ("Annual Base Salary") of $200,000, which is subject to adjustment on January 31, 2013, based on Executive’s performance and the profitability of the Company for the 2012 calendar year; provided, however, Executive’s Annual Base Salary shall not be decreased during the Employment Term."

3.      SECTION 4.2 OF SECTION 4 OF THE EXISTING AGREEMENT, “COMPENSATION AND RELATED MATTERS”, IS AMENDED TO ADD THE FOLLOWING LANGUAGE AFTER THE END OF THE LAST SENTENCE:

“In addition to the foregoing, Executive shall be entitled to a fixed bonus of $5,000 at the end of each calendar year during the Employment Term.”

4.      SECTION 6.3 OF SECTION 6 OF THE EXISTING AGREEMENT, “TERMINATION OF THE AGREEMENT”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

“6.3      Disability and Death.  If during the Employment Term Executive should die or suffer any physical or mental illness that renders him incapable of fulfilling his obligations under this Agreement, and such incapacity existed for a period of at least ninety (90) calendar days within a consecutive one hundred and eighty (180) day period, the Company may, upon five (5) calendar days written notice to Executive, terminate this Agreement. The determination of the Company that Executive is incapable of fulfilling his obligations under this Agreement shall be final and binding in the absence of fraud or manifest error.  In the event of termination under this Section 6.3, Executive, or his estate, shall be entitled to an amount equal to twelve (12) months’ Annual Base Salary and any other accrued compensation, plus such additional benefits, if any, as may be approved by the Company’s Board of Directors.  Executive, or his estate, shall, upon termination under the terms of this Section 6.3, be further entitled to additional compensation, to be calculated on a pro rata basis according to the number of accrued vacation days, if any, not taken by Executive during the year defined for the purposes of vacation, in which Executive was terminated.”

5.      SECTION 6.5 OF SECTION 6 OF THE EXISTING AGREEMENT, “TERMINATION OF THE AGREEMENT”, IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

“6.5     Termination by Company during the Employment Term.  In the event of termination by the Company other than at the end of the Employment Term, other than for Cause under Section 6.1, Executive shall be entitled to: (i) an amount equal to twelve (12) months Annual Base Salary paid in equal monthly installments.  Said amount shall be reduced by the amount of earned income to which Executive shall be entitled for services performed during the severance pay period for any person or entity other than the Company; (ii) the product of (I) any Awards described in Section 4.3 which Executive can show that he reasonably would have received had Executive remained in such Executive capacity with the Company through the end of the period covered by the Award (“Award Period”), or twelve (12) months after the Date of Termination, whichever period is greater, multiplied by (II) a fraction, the numerator of which is the number of days during the Award Period up to the Date of Termination occurs through the Date of Termination and the denominator of which is the total number of days in the Award Period, but only to the extent not previously vested, exercised and/or paid; provided that any payments pursuant to this Section 6.5(ii) shall be made within thirty (30) days following the end of the Award Period; (iii) for twelve (12) months following the Date of Termination, Company shall continue to provide medical and dental benefits only to Executive on the same basis as such benefits are provided during such period to the senior executive officers of Company; provided, however, that if Company’s welfare plans do not permit such coverage, Company will provide Executive the medical benefits (with the same after tax effect) outside of such plans, (iv) an amount equal to the Transaction Bonus (as defined in Section 4.4 above) which Executive can show that he reasonably would have received had Executive remained in such Executive capacity with the Company twelve (12) months after the Date of Termination, and (v) to the extent not theretofore paid or provided, Company shall timely pay or provide to Executive any other amounts or benefits which Executive is entitled to receive through the Date of Termination under any plan, program, policy or practice or contract or agreement, including accrued vacation to the extent unpaid (hereinafter referred to as the "Other Benefits").”

6.      ENTIRE AGREEMENT.  This Amendment, together with the Existing Agreement constitute the entire agreement between the parties hereto with respect to the terms of the Executive’s employment with the Company and together supersede all other prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to such subject matter, and the terms and conditions of the Executive’s employment with the Company shall be governed solely pursuant to the terms of this Amendment and the Existing Agreement.  In the event of any conflict between the terms of this Amendment and the Existing Agreement, the terms of this Amendment shall govern.  Except as superseded by the terms of this Amendment, the terms of the Existing Agreement shall remain in full force and effect as existing prior to the signing of this Amendment.

7.      COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.      CONSULTATION AND REVIEW BY INDEPENDENT COUNSEL. Executive represents to Company that he has consulted with and been advised by independent counsel of his own choosing in connection with the negotiation of the form and substance of this Amendment prior to its execution.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative and the Executive has executed this Amendment as of the day and year below.

LAPOLLA INDUSTRIES, INC.			EXECUTIVE

By:	/s/ Douglas J. Kramer	3-23-12	By:	/s/ Michael T. Adams	3-23-12
Name:	Douglas J. Kramer	Date	Name:	Michael T. Adams	Date
Title:	CEO and President